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                                                               Exhibit 24(b)(16)

                             SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS



I.  STANDARDIZED COMPUTATIONS OF TOTAL RETURN


         A.      VA SMALL VALUE PORTFOLIO:

                 Total Return:  P (1 + T)n = ERV

                          Date of Initial Investment through November 30, 1995

                          P       =        $1,000

                          T       =        -16.91%

                          n       =        .1616 years

                          ERV     =        $970



         B.      VA INTERNATIONAL VALUE PORTFOLIO:


                 Total Return:    P (1 + T)n = ERV

                          Date of Initial Investment through November 30, 1995

                          P       =        $1,000

                          T       =        1.83%

                          n       =        .1616 years

                          ERV     =        $1,003





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                                                               Exhibit 24(b)(16)

         C.      VA INTERNATIONAL SMALL PORTFOLIO:


                 Total Return:    P (1 + T)n = ERV

                          Date of Initial Investment through November 30, 1995

                          P       =        $1,000

                          T       =        -16.17%

                          n       =        .1616 years

                          ERV     =        $972



         D.      VA SHORT-TERM FIXED PORTFOLIO:


                 Total Return:    P (1 + T)n = ERV

                          Date of Initial Investment through November 30, 1995

                          P       =        $1,000

                          T       =        4.97%

                          n       =        .1616 years

                          ERV     =        $1,008